BLUELINX HOLDINGS INC. AMENDMENT TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT This Amendment to Performance-Based Restricted Stock Unit Award Agreement (the “Amendment”) is entered into by and between BLUELINX HOLDINGS INC., a Delaware corporation (the “Company”), and ____________________ (“Grantee”). W I T N E S S E T H: WHEREAS, the Company and Grantee are parties to that certain Performance-Based Restricted Stock Unit Award Agreement with a grant date of June 8, 2018 (the “RSU Agreement”), covering performance-based restricted stock units granted under the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan; and WHEREAS, the Company and Grantee would like to amend the Agreement to adjust the Performance Measure set forth therein. NOW, THEREFORE, the Agreement is hereby amended as of the date hereof as follows: 1. The first sentence of Exhibit A to the Agreement is hereby deleted and replaced in its entirety by the following: “No Shares subject to the RSUs shall vest or be payable unless the Company achieves LTM Adjusted EBITDA of at least $135 million as of the end of any fiscal quarter ending prior to the third anniversary of the Grant Date (the “Performance Measure”).” 2. Capitalized terms used but not defined herein shall have the meanings given in the Agreement. 3. Except as hereby amended, the provisions of the Agreement shall remain in full force and effect. [signatures on following page]

2 IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the last date this Amendment is executed by a party below. BLUELINX HOLDINGS INC. By: Name: Title: Date: GRANTEE Name: Date: